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                                                                       EXHIBIT 1



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                          NORTH AMERICAN PALLADIUM LTD.

                             MATERIAL CHANGE REPORT


TO:             British Columbia Securities Commission
                Alberta Securities Commission
                Saskatchewan Financial Services Commission, Securities Division Ontario Securities Commission
                Commission des valeurs mobilieres du Quebec
                Nova Scotia Securities Commission
                Securities Commission of Newfoundland and Labrador

ITEM 1.  REPORTING ISSUER

                The reporting issuer filing this material change report is North American Palladium Ltd. (the "Corporation"), Suite 2116, 130 Adelaide Street West, Toronto, Ontario, M5H 3P5.

ITEM 2.  DATE OF MATERIAL CHANGE

                April 21, 2006.

ITEM 3.  NEWS RELEASE

                A news release was issued on April 21, 2006 through CNW news wire service.

ITEM 4.  SUMMARY OF MATERIAL CHANGE

                The Corporation announced on April 21, 2006 the operating results for the first quarter of 2006. In the first quarter of 2006, the Lac des Iles mill produced 47,015 oz of palladium at an average recovery rate of 72.7%, compared to 36,833 oz produced in the fourth quarter and 52,572 oz in the corresponding first quarter of 2005. By-product metal production included 4,698 oz of platinum, 3,615 oz of gold, 616,037 lbs of nickel and 1,213,394 lbs of copper. This compared to fourth quarter 2005 production of 3,761 oz of platinum, 2,915 oz of gold, 531,669 lbs of nickel and 1,117,885 lbs of copper. In total, 1,125,710 tonnes of ore were processed during the first quarter of 2006 at an average of 12,508 tonnes per day with a palladium head grade of 1.79 grams per tonne, compared to 1,100,540 tonnes of ore at an average of 11,962 tonnes per day in the fourth quarter and 1,156,322 tonnes of ore at an average of 12,848 tonnes per day in the first quarter of last year.

ITEM 5.  FULL DESCRIPTION OF MATERIAL CHANGE

                See attached news release dated April 21, 2006.

ITEM 6.  RELIANCE ON SUBSECTION 7.1(2) OR (3) OF NATIONAL INSTRUMENT 51-102

                N/A

ITEM 7.  OMITTED INFORMATION

                N/A

ITEM 8.  EXECUTIVE OFFICER

                Mary D. Batoff, Vice President, Legal & Secretary

                Tel.: 416-360-2655

ITEM 9.  DATE OF REPORT

                April 24, 2006.